UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2006

Crown Castle International Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16441	76-0470458
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

510 Bering Drive

Suite 600

Houston, TX 77057

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (713) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	– ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 26, 2006, Crown Castle Towers LLC and certain of its wholly owned subsidiaries (collectively, “Issuers”) entered into an indenture supplement (“Indenture Supplement”) with JPMorgan Chase Bank, N.A., as indenture trustee (“Trustee”), setting forth amendments to the Indenture dated as of June 1, 2005 (“Indenture”), pursuant to which the Issuers’ Senior Secured Tower Revenue Notes, Series 2005-1 (“Notes”), were issued. The amendments to the Indenture (i) reduce the debt service coverage ratio that is required after giving effect to the issuance of additional notes under the Indenture in the future from 3.28 to 1.00 to 2.00 to 1.00, (ii) clarify that the ratio defined as “Consolidated DSCR” in the Indenture is calculated on a consolidated pro form basis and (iii) allow the treasurer of the Issuers, in addition to the chief executive officer and chief financial officer of the Issuers, to certify certain financial statements required to be delivered under the Indenture.

On September 26, 2006, with the consent of the Trustee and Midland Loan Services Inc., as servicer, the Issuers, Crown Castle GT Holding Sub LLC, Crown Castle Atlantic LLC and Crown Castle USA Inc., as manager, entered into an amendment (“Amendment”) to the Management Agreement dated as of June 8, 2005 (“Management Agreement”). The Amendment (i) reduces the management fee payable under the Management Agreement to 7.5% upon receipt of confirmation (“Rating Agency Confirmation”) from Moody’s Investors Service, Inc. and Fitch, Inc. that such reduction in the management fee will not result in a downgrade, qualification, or withdrawal of the then current ratings of any class of Notes (or the place of such class on negative credit watch or ratings outlook in contemplation of any such action with respect thereto), or (ii) in the event that Rating Agency Confirmation is conditioned upon a percentage higher than 7.5%, but less than 10%, reduces the management fee to such percentage. Upon receipt of the applicable Rating Agency Confirmation, all references to the management fee in the Management Agreement and the other related financing documents will be to the management fee as reduced.

The Indenture Supplement and the Amendment were entered into following the successful completion of the Issuers’ solicitation of consents from the holders of the Notes to the above described amendments to the Indenture and the Management Agreement.

The above summary of the Indenture Supplement and the Amendment is qualified in its entirety by reference to the complete terms and provisions of the Indenture Supplement and the Amendment filed herewith as Exhibit 10.1 and 10.2, respectively.

ITEM 9.01	— FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit No.	Description

10.1	Indenture Supplement, dated as of September 26, 2006, relating to the Senior Secured Tower Revenue Notes, Series 2005-1, by and among JPMorgan Chase Bank, N.A., as Indenture Trustee, and Crown Castle Towers LLC, Crown Castle South LLC, Crown Communication Inc., Crown Castle PT Inc., Crown Communication New York, Inc. and Crown Castle International Corp. de Puerto Rico, collectively, as Issuers

10.2	Management Agreement Amendment, dated September 26, 2006, by and among Crown Castle USA Inc., as Manager, and Crown Castle Towers LLC, Crown Castle South LLC, Crown Communication Inc., Crown Castle PT Inc., Crown Communication New York, Inc., Crown Castle International Corp. de Puerto Rico, Crown Castle GT Holding Sub LLC and Crown Castle Atlantic LLC, collectively, as Owners

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

By:	/s/ E. Blake Hawk
Name:	E. Blake Hawk
Title:	Executive Vice President and General Counsel

Date: September 28, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.1	Indenture Supplement, dated as of September 26, 2006, relating to the Senior Secured Tower Revenue Notes, Series 2005-1, by and among JPMorgan Chase Bank, N.A., as Indenture Trustee, and Crown Castle Towers LLC, Crown Castle South LLC, Crown Communication Inc., Crown Castle PT Inc., Crown Communication New York, Inc. and Crown Castle International Corp. de Puerto Rico, collectively, as Issuers

10.2	Management Agreement Amendment, dated September 26, 2006, by and among Crown Castle USA Inc., as Manager, and Crown Castle Towers LLC, Crown Castle South LLC, Crown Communication Inc., Crown Castle PT Inc., Crown Communication New York, Inc., Crown Castle International Corp. de Puerto Rico, Crown Castle GT Holding Sub LLC and Crown Castle Atlantic LLC, collectively, as Owners

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